HEDGES NAMED AS CEO OF GREENLIGHT RE

GRAND CAYMAN, Cayman Islands (August 15, 2011) – Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “company”), a specialist property and casualty reinsurance company headquartered in the Cayman Islands, today announced that Bart Hedges has been appointed Chief Executive Officer. Mr. Hedges succeeds Len Goldberg, who, as previously announced, retired as Chief Executive Officer effective today.

Mr. Hedges, 46, joined Greenlight Re in January 2006 as President and Chief Underwriting Officer and has nearly 25 years of property and casualty insurance and reinsurance experience.  In addition to his promotion to Chief Executive Officer, Mr. Hedges has been appointed to serve on the board of directors of the company and each of its operating subsidiaries, Greenlight Reinsurance, Ltd. and Greenlight Reinsurance Ireland, Ltd.

“We look forward to Greenlight Re’s continued growth under Bart’s leadership,” said David Einhorn, Chairman of the Board of Directors of Greenlight Re.   “Bart joined the company shortly after its formation and has played a critical role in establishing our reputation in the market; he demonstrates a clear commitment and compelling vision for the company.”

“I am very pleased to have the opportunity to lead our team as we continue to build Greenlight Re.  I look forward to our further success as we realize market opportunities that serve our clients, our partners and our shareholders,” said Bart Hedges, Chief Executive Officer of Greenlight Re.

Prior to joining Greenlight Re, Mr. Hedges served as President and Chief Operating Officer of Platinum Underwriters Bermuda Ltd., where he was responsible for the initial start-up of the company and managed day-to-day operations.   Mr. Hedges also held executive positions at Scandinavian Reinsurance Company Bermuda Ltd., as President and Chief Executive Officer and as Executive Vice President and Chief Operating Officer.  Mr. Hedges is a Fellow of the Casualty Actuarial Society, and a Member of the American Academy of Actuaries.  He received a Bachelor of Science in Mathematics from Towson State University.

Mr. Goldberg served as Chief Executive Officer and a Director of Greenlight Re since August 2005 and will remain on the Board of the company.

x x x

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.

Greenlight Re (www.greenlightre.ky) is a  specialist property and casualty reinsurance company based in the Cayman Islands.  The Company provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re's assets are managed according to a value-oriented equity-focused strategy that complements the Company's business goal of long-term growth in book value per share.

Contact:

Alex Stanton

Stanton Public Relations & Marketing

(212) 780-0701

astanton@stantonprm.com